Exhibit 99.1

Media & Investor Inquiries:

At Financial Profiles, Inc.:

Moira Conlon/Kristen McNally

310-277-4711

CallWave Announces Financial Results for

Second Quarter of Fiscal 2008

SANTA BARBARA, Calif., Feb. 13, 2008 — CallWave, Inc. (NASDAQ: CALL), a leading provider of mobile applications and services that integrate mobile phones and computing, today reported financial results for the second quarter of fiscal 2008 ended December 31, 2007.

Second Quarter Highlights

•	Launch of “Virtual Voicemail” suite of premium mobile communications services

•	Introduction of “Visual Voicemail” for Apple products

•	Partnership with JAJAH for advanced global internet telephony solutions

•	Reduced operating expenses

•	$49.8 million in cash, cash equivalents, and marketable securities, and no debt

Second Quarter Results

Total revenue for the second quarter of fiscal 2008 was $4.9 million compared to $6.9 million for the second quarter of fiscal 2007. The decrease in revenues reflects the expected migration of the Company’s dial-up subscriber base to broadband services.

Operating expenses totaled $5.2 million for the second quarter of fiscal 2008 compared to $6.7 million for the second quarter of fiscal 2007.

Net loss for the second quarter of fiscal 2008 was $1.4 million, or $0.07 per share, which includes stock-based compensation expense of $249,000 or approximately $0.02 per diluted share related to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R). This compares to a net loss of $1.2 million, or $0.06 per share, reported in the year-ago period.

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CallWave, Inc.

Balance Sheet Summary

As of December 31, 2007, the Company had $49.8 million in cash, cash equivalents and marketable securities compared with $52.7 million as of June 30, 2007.

CallWave reported total assets of $59.0 million, working capital of $48.7 million and total shareholders’ equity of $55.2 million at December 31, 2007.

Commentary and Outlook

Jeff Cavins, Chief Executive Officer of CallWave, stated, “During the second quarter, we made a number of important changes to position CallWave to capitalize on new opportunities in the high growth unified communications sector. We launched our first Visual Voicemail suite of services for Apple’s Mac users and announced a joint marketing agreement with JAJAH for advanced global internet telephony solutions. We also introduced a new Visual Voicemail Suite of premium mobile applications and a package of virtual fax services. Last month we announced a significant company restructuring which will more closely align our resources and operating expenses with our new opportunity.”

“In addition to developing our own applications, as part of our new growth strategy, we are focused on driving new revenue streams and distribution channels by opening up our platform to third party application developers,” Cavins continued. “As software increasingly controls telephony, communications companies are looking to develop solutions that enable them to provide customers with enhanced services. At the same time, the mobile professional is looking for new solutions that facilitate anywhere, anytime access to information and real time group collaboration. We believe we are uniquely positioned to become the premiere platform for software development given our wholly owned CLEC, which enables solutions that don’t require subscribers to switch phone numbers or buy new equipment, and our strong patent portfolio, which offers development partners potential protection against infringement suits.

“With $49.8 million of cash and no long-term debt, we have ample resources to support organic growth and to pursue strategic acquisitions of technology or products that enhance our development capabilities and drive our leadership position.”

Restructuring

On January 23, 2008, CallWave announced a reduction in headcount of approximately 48 percent of its workforce. As a result, the Company will incur a one-time charge of $800,000 to $1.0 million associated primarily with severance, health insurance, and accelerated stock option compensation expense. The entire charge will be recognized in the third quarter of the fiscal year ended June 30, 2008. CallWave expects that the overall impact of headcount reductions will total approximately $5.0 million of annualized operating expense savings.

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CallWave, Inc.

Conference Call Details

The CallWave second quarter 2008 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Wednesday, February 13, 2008. To access the call, please dial (866) 250-3615, or outside the U.S. (303) 262-2077, at least five minutes before start time. A live webcast and replay will also be available on the Investor Relations section of the Company’s website at http://investor.callwave.com. An telephonic replay of the call will also be available to investors through February 27, 2008, by dialing (800) 405-2236, and entering the passcode 11108741#.

About CallWave, Inc.

CallWave enables mobile, landline, and desktop interoperability in ways never before possible. The result is a true, fully integrated, unified communications experience that provides complete control and manageability of the most critical devices on which users rely - the PC and the phone.

CallWave’s services are interoperable across mobile, computer and landline devices and work with a user’s existing phone number and service provider. CallWave also private-labels its full suite of services to partners and carriers—providing the critical layer in their unified communications strategy. Founded in 1998, CallWave is a publicly traded (NASDAQ:CALL) company headquartered in Santa Barbara, California. Please visit: www.callwave.com.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

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CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of December 31, 2007	As of June 30, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,990	$20,299
Marketable securities	26,769	32,411
Accounts receivable; net of allowance for doubtful accounts of $354 and $436, respectively	2,060	2,396
Other current assets	669	563

Total current assets	52,488	55,669

Property and equipment, net	2,185	2,118
Intangible assets, net	4,230	4,405
Other assets	87	83

Total assets	$58,990	$62,275

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$598	$677
Accrued payroll	728	910
Deferred revenue	831	855
Other current liabilities	1,661	1,309

Total current liabilities	3,818	3,751

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, no par value; 100,000 shares authorized at December 31, 2007 and June 30, 2007; 20,995 and 20,880 shares issued and outstanding at December 31, 2007 and June 30, 2007, respectively	74,452	73,346
Other comprehensive loss	(762)	(36)
Accumulated deficit	(18,518)	(14,786)

Total stockholders’ equity	55,172	58,524

Total liabilities and stockholders’ equity	$58,990	$62,275

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2007	2006	2007	2006
Revenue	$4,877	$6,908	$10,229	$13,443
Cost of sales	1,807	2,189	3,739	4,419

Gross profit	3,070	4,719	6,490	9,024
Operating expenses (1):
Sales and marketing	1,951	1,493	3,521	3,033
Research and development	1,448	1,777	3,050	3,409
General and administrative	1,766	3,440	3,946	6,764
Restructuring charges	—	—	1,095	—

Total operating expenses	5,165	6,710	11,612	13,206

Operating loss	(2,095)	(1,991)	(5,122)	(4,182)
Interest income	690	798	1,390	1,597

Loss before income taxes	(1,405)	(1,193)	(3,732)	(2,585)
Income tax expense	—	—	—	—

Net loss	$(1,405)	$(1,193)	$(3,732)	$(2,585)

Net loss per share:
Basic and diluted	$(0.07)	$(0.06)	$(0.18)	$(0.12)
Weighted average common shares outstanding:
Basic and diluted	20,962	20,813	20,930	20,807
(1) Includes stock-based compensation as follows:

Sales and marketing	$77	$48	$165	$93
Research and development	77	91	134	166
General and administrative	95	122	205	261
Restructuring charges	—	—	370	—

CallWave, Inc.

CALLWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(3,732)	$(2,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	533	390
Stock based compensation	874	520
Bad debt expense	387	701
Loss (Gain) on sale of marketable securities	16	(12)

Changes in operating assets and liabilities:
Accounts receivable, net of bad debt expense	(51)	(1,051)
Other assets	(110)	(279)
Accounts payable	(79)	687
Accrued payroll and other liabilities	167	777
Deferred revenue	(24)	870
Income taxes payable	3	9

Net cash provided by (used in) operating activities	(2,016)	27

Cash flows from investing activities:
Purchases of marketable securities	(18,009)	(58,703)
Sales of marketable securities	22,909	54,226
Purchases of property and equipment	(425)	(528)

Net cash provided by (used in) investing activities	4,475	(5,005)

Cash flows from financing activities:
Proceeds from exercises of stock options	232	72

Net cash provided by financing activities	232	72

Net increase (decrease) in cash and cash equivalents	2,691	(4,906)
Cash and cash equivalents at beginning of the period	20,299	24,040

Cash and cash equivalents at end of the period	$22,990	$19,134